  Confidential  Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


                                                                   EXHIBIT 10.27


                                  AMENDMENT ONE
                                       TO
                     RICOCHET(TM) CHANNEL PARTNER AGREEMENT
                                       FOR
                          AUTHORIZED SERVICE PROVIDERS
                                 BY AND BETWEEN
             METRICOM, INC. AND GOAMERICA COMMUNICATIONS CORPORATION
                             DATED SEPTEMBER 1, 2000

Reference is made to that certain Ricochet(TM) Channel Partner Agreement for Authorized Service Providers effective September 1, 2000 (the "Agreement") between METRICOM, INC. ("Metricom"), a Delaware corporation, with it principal offices at 333 West Julian Street, San Jose, CA 95110, and GOAMERICA COMMUNICATIONS CORPORATION ("ASP") located at 401 Hackensack Avenue, New Jersey, 07601.

1.   The Agreement is amended by adding the following as a new Section:

     ASP  CO-OPERATIVE MARKETING FUNDING PROGRAM.

     Metricom will establish a program (the "Co-op Program") under which Metricom will make funds available to ASP, and which ASP shall earn under the requirements established in this Section ("Co-Op Funds"), to assist ASP in its efforts to effectively endorse, promote and sell the Service as contemplated in this Agreement for the year 2000. The Co-op Program is limited to the acquisition of new Ricochet(TM) subscribers (excludes existing subscribers of the [**] Ricochet(TM) service) and does not apply to any customer loyalty, retention or other programs directed at existing Subscribers. To be eligible under the Co-op Program, all programs require Metricom's written approval prior to the release of any such program.

     1. PROGRAM DESCRIPTION. The Co-op Program is comprised of three categories:

     (A) CO-OPERATIVE ADVERTISING/DIRECT MAIL. This category covers lead generation, advertising, media placement and non-installed-base direct mail programs. Metricom will make available, to ASP, a mix of broadcast (television and radio), print and online in each GSA at a discount of [**] percent ([**]%) off of the production cost. The discounted rate, as reflected in Table 1.A, will be deducted directly from ASP's earned Ad Funds, subject to the limitations set forth in Paragraph 2(b) of this Section.

     TABLE 1.A CREATIVE RATES

                                                                              PRODUCTION
                     MEDIA                                    VALUE              COST          ASP RATE
                     -----                                    -----           ----------       --------
TV* - (:30 spot) :20 second Ricochet with :10 partner
taggable (partner can choose among 4 spots)                    $[**]            $[**]            $[**]
Radio - (:30 spot) :20 second Ricochet with :10 partner
taggable                                                       $[**]            $[**]            $[**]
Newspaper, Black and White (4x10, Jr. page, full page)         $[**]K           $[**]            $[**]
Magazine/Trade Publication                                     $[**]            $[**]            $[**]
Online                                                         $[**]            $[**]K           $[**]
Direct Mail (four color post card)                             $[**]            $[**]K           $[**]

Rev. 082100eap                     Amendment One to Ricochet(TM)Channel Partner Agreement       Page 1 of 4
                                   for Authorized Service Providers Metricom Confidential
                                   and Proprietary Not for Use or Disclosure Outside of
Metricom Initials:                 Metricom or ASP Except Upon Written Approval                 GoAmerica Initials:
                  --------------                                                                                   ------------

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


     In the event ASP elects to develop its own campaign, using Metricom's co-branded mark, Metricom shall have the right to review and approve, in writing, such campaign prior to production. ASP agrees not to launch any campaign earlier than [**] from Metricom's Ricochet(TM) brand campaign launch as determined by Metricom and communicated in writing to ASP by an authorized representative of Metricom.

          (I) DIRECT MAIL. ASP has the option to use Metricom provided Creative or develop its own creative. In either event, Metricom shall have the right to review and approve, in writing, all creative prior to production.

          (B) MARKET DEVELOPMENT. This category is designed to offset the costs of special programs and non-traditional advertising, subject to prior written approval by Metricom. Such programs include, but are not limited to:

               Ricochet Demo Program

               Event sponsorships (ASP sales force kick-off or jointly sponsored industry events)

               Joint PR Efforts

               Video News Releases/Promotional Videos

               Collateral Development

               Referral Programs

               In-box or other special promotions

               Coffee Sleeves/Bar Coasters Web Marketing Sales Force Incentives (trips, bonuses, etc.)

          (C) JUMP-START. This category allows ASP to use Incentive Funds for installed-based marketing programs ("Jump Starts") during the initial [**] offering the Service in any GSA. Upon written approval by Metricom of ASP's program, Metricom will credit ASP's Marketing Account with the Incentive Funds. Jump Starts can include, but are not limited to, email, direct mail, web-based, refer a friend and modem rebate programs.

          2. FUNDS. Metricom will make available fifty dollars ($[**]) for advertising and direct mail programs ("Ad Funds") plus [**] dollars ($[**]) for market development programs ("MD Funds") for a total one-time amount of [**] dollars ($[**]) per new subscriber (excludes existing subscribers of the [**]Ricochet(TM) service) that ASP registers, with additional incentives available up to a maximum of [**] dollars ($[**]) ("Incentive Funds") for the year 2000. Ad Funds, MD Funds and Incentive Funds shall be referred to collectively as Co-op Funds. Co-op Funds are available exclusively to the ASP, however, ASP may elect to share its Co-op Funds with its Reseller(s) provided requests for reimbursement and the disbursement of such is handled by ASP.

          (A) MARKETING ACCOUNT. Upon execution of this Amendment One, Metricom will pre-build ASP's co-operative marketing account ("Marketing Account") based on ASP's Guaranteed ASP subscribers for the first [**]. Metricom will reconcile the difference between the actual number of ASP Subscribers and the Guaranteed ASP Subscribers at the start of the [**] and make any adjustments necessary. The account will be calculated on a [**] basis, using the information contained in the reports described in Section 5.2 of the Agreement. The account details will be provided to ASP on a monthly basis.

          (B) REIMBURSEMENT. Reimbursement will be at [**] percent of ([**]%) of pre-approved programs limited to the applicable earned Co-op Funds available in ASP's Marketing Account as of the date of the invoice submitted for reimbursement. All requests for reimbursement ("Claim") must be received by Metricom within [**] days after the ending run date of the program or [**], whichever occurs first.

Rev. 082100eap                     Amendment One to Ricochet(TM)Channel Partner Agreement       Page 2 of 4
                                   for Authorized Service Providers Metricom Confidential
                                   and Proprietary Not for Use or Disclosure Outside of
Metricom Initials:                 Metricom or ASP Except Upon Written Approval                 GoAmerica Initials:
                  --------------                                                                                   ------------

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.


     (C) INSUFFICIENT FUNDS. In the event ASP does not have sufficient funds in the applicable fund category to cover the Claim, ASP may determine how much, if any, of the available funds should be applied toward the Claim. ASP shall indicate such rate on the applicable claim form.

     (D) CAP ON FUNDS. ASP's year 2000 Co-op Funds are capped at [**] dollars ($[**]). In the event ASP reaches this cap early in the Co-op Program and has demonstrated successful programs, the parties agree to negotiate a new cap on good faith.

     (E) EXPIRATION OF FUNDS. Co-op Funds accrued in the year 2000, must be designated for a program by [**]. Such programs must be completed and funds claimed by [**]. Complete proof of performance documents must be submitted by [**]. ASP'S Marketing Account will be debited any unsubstantiated amounts. Any unused funds shall be forfeit.


     3.   REQUIREMENTS OF ELIGIBILITY/LOSS OF ELIGIBILITY.

          (A) ELIGIBILITY. In order to be eligible for Co-op Funds, ASP must meet the following requirements:

              (I) Adherence to the requirements set forth in this Amendment One;
              (II) Compliance with Metricom corporate graphics standards on logo usage, advertising guidelines and creative guidelines;
              (III) Written pre-authorization from Metricom Corporate Marketing for all campaigns and/or programs related to the Service;
              (IV) Submission of appropriate forms along with supporting documents as set forth in the Pre-Approval Process below;
              (V) Submission of appropriate proof of performance (creative, tear sheets, scripts, media schedule, etc.) and copies of invoices; and
              (VI) A Marketing account in good standing.

          (B)  LOSS OF ELIGIBILITY.

              (I) Metricom reserves the right to re-evaluate ASP's participation in the Co-op Program if ASP experiences an unusually high churn rate ([**] percent ([**]%) or higher). Such re-evaluation may result in freezing ASP's Market Account or termination of ASP's participation in the Co-op Program.

              (II) In the event of termination of the Agreement or this Amendment for any reason, including without limitation, failure to renew, ASP misrepresentation of Metricom or abuse of the Co-op Program, ASP's participation in the Co-op Program shall be terminated immediately and ASP shall have [**] thereafter in which to submit all claims for reimbursements which were submitted and approved for reimbursement prior to termination of the Agreement or this Amendment One. Any unused Co-op Funds will be forfeit.

     4. PROGRAM PRE-APPROVAL PROCESS. ASP may commence submitting pre-approval forms, samples of which are attached hereto as exhibits, once ASP has accumulated sufficient Co-op Funds to cover the program for which ASP is requesting reimbursement.

          1. Fill out the appropriate pre-approval form (i.e., Co-op Advertising/Direct Mail, Marketing Development, or Jump-Start).
          2. Submit the completed pre-approval form to the address set forth in Paragraph 6.
          3. If approved, Metricom will return the reimbursement request form signed by an authorized representative of Metricom within [**] working days from receipt of request by Metricom. If the request is not approved, Metricom will return the form with recommended changes. ASP may resubmit the form after the recommended changes have been made.

Rev. 082100eap                     Amendment One to Ricochet(TM)Channel Partner Agreement       Page 3 of 4
                                   for Authorized Service Providers Metricom Confidential
                                   and Proprietary Not for Use or Disclosure Outside of
Metricom Initials:                 Metricom or ASP Except Upon Written Approval                 GoAmerica Initials:
                  --------------                                                                                   ------------

  Confidential Materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

     5. CLAIM PROCEDURE. Metricom will process Claims as expeditiously as possible. If the Claim is approved, ASP's Marketing Accounting will be debited and a check for expenditures other than those purchased from Metricom, will be mailed to ASP within four weeks after approval. Please allow three (3) weeks for processing. A sample of the claim is attached hereto as an exhibit.

          1. Submit a completed claim form with the applicable proof of performance (creative, tear sheet, scripts, media schedule, photographs, etc.), a program/campaign evaluation report and the applicable invoices to the address identified in Paragraph 6.

          2. Reimbursement requests must be received by Metricom Corporate Department within [**] after the ending run date of a program or [**] whichever comes first.

     6. FORM SUBMITTAL. Please submit completed Pre-Approval Forms and Claim Forms, along with required attachments to:

                        Corporate Marketing
                        Attn:  Luz A. Berg
                        Metricom, Inc.
                        333 West Julian Street
                        San Jose, CA  95110
                        Phone:  408-282-4189
                        Fax:    408-282-3028
                        Email:  iberg@metricom.com


     7.   ADDITIONAL TERMS.

          (A)  The Co-op Program will be reviewed annually.

          (B) Metricom reserves the right to modify or terminate the Co-op Program at any time.

          (C) All material shall comply with all federal, state and local laws. Metricom disclaims all liability or responsibility for an advertising or promotion by ASP.

To the extent that this Amendment is inconsistent with the Agreement, this Amendment shall govern and shall be deemed to amend and supersede the Agreement as of the date hereof. All terms used herein and not otherwise defined shall have the same meanings ascribed to them in the Agreement. Except as expressly set forth herein, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed by their duly authorized representatives effective on the 1st day of September, 2000.

METRICOM, INC.                                       GOAMERICA COMMUNICATIONS CORPORATION:

By:    /s/ John G. Wernke                            By:    /s/ Francis J. Elenio

Name:  John G. Wernke                                Name:  Francis J. Elenio

Title: Sr. V.P. Marketing and Sales                  Title: CFO

Date:  8/31/00                                       Date:  8/31/00

Rev. 082100eap                     Amendment One to Ricochet(TM)Channel Partner Agreement       Page 4 of 4
                                   for Authorized Service Providers Metricom Confidential
                                   and Proprietary Not for Use or Disclosure Outside of
Metricom Initials:                 Metricom or ASP Except Upon Written Approval                 GoAmerica Initials:
                  --------------                                                                                   ------------